UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 26, 2010

AUTHENTEC, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33552	59-3521332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Rialto Place, Suite 100, Melbourne, Florida 32901
(Address of Principal Executive Offices)  (Zip Code)

(321) 308-1300
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On February 26, 2010, AuthenTec, Inc. (the “Company”) entered into an Asset Purchase Agreement by and between the Company and SafeNet, Inc. (“SafeNet”) pursuant to which the Company acquired substantially all of the assets related to SafeNet’s embedded security business (the “Business”) in exchange for approximately $8.5 million payable in cash, 1,211,482 unregistered shares of the Company’s common stock and an earnout payment of up to $2.5 million in cash based on levels of gross revenue attributable to the Business between March 1, 2010 and December 31, 2010.

The Asset Purchase Agreement contains customary representations and warranties and indemnification provisions.  In addition, the number of shares of the Company’s common stock issued to SafeNet as part of the purchase price is subject to adjustment pursuant to a customary working capital adjustment provision.  In addition, the shares of Company common stock issued to SafeNet in the transaction are subject to a 180-day lockup, and SafeNet has agreed to vote such shares in the same proportion as the other shares of Company common stock are voted on any matter that comes before the stockholders of the Company.

The foregoing description is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Chris Fedde, a director of the Company, is also the President and Chief Operating Officer and a director of SafeNet.  The Asset Purchase Agreement and the transactions contemplated therein, including the consideration to be paid by the Company for the Business, were unanimously approved by the disinterested directors of the Company, who were fully informed of Mr. Fedde’s positions with SafeNet.  The Company’s disinterested directors unanimously determined that the acquisition terms were fair and reasonable to the Company and its stockholders and that it was in the best interest of the Company and its stockholders to effect the transactions contemplated by the Asset Purchase Agreement.

A copy of the press release dated February 26, 2010, announcing the closing of the transactions contemplated by the Asset Purchase Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.01               Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report is incorporated by reference herein.

Item 3.02               Unregistered Sales of Equity Securities.

On February 26, 2010, pursuant to the Asset Purchase Agreement, the Company issued 1,211,482 shares of its common stock to SafeNet as partial payment for the Business.  The Company has determined that the sale of common stock is exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), based on the representations of SafeNet contained in the Asset Purchase Agreement as to SafeNet’s investment intent and status as an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

To the extent required by this item, the financial statements of the Business acquired by the Company will be filed by an amendment to this Current Report on Form 8-K within the time period required under Item 9.01(a)(4) of Form 8-K.

(b)           Pro Forma Financial Information.

To the extent required by this item, the pro forma financial information with respect to the Business acquired by the Company will be filed by an amendment to this Current Report on Form 8-K within the time period required under Item 9.01(a)(4) of Form 8-K.

(d)           Exhibits:

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated February 26, 2010, by and between AuthenTec, Inc. and SafeNet, Inc.
99.1	Press Release dated February 26, 2010 regarding the closing of transactions contemplated by the Asset Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTHENTEC, INC.

By:	/s/ Frederick R. Jorgenson
Frederick R. Jorgenson Vice President, General Counsel and Secretary
Dated:           February 26, 2010

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated February 26, 2010, by and between AuthenTec, Inc. and SafeNet, Inc.
99.1	Press Release dated February 26, 2010 regarding the closing of transactions contemplated by the Asset Purchase Agreement